                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR--Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payor.

-------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:            GIVE THE SOCIAL SECURITY
                                     NUMBER OF--
-------------------------------------------------------------
1.         An individual's account   The individual

2.         Two or more individuals   The actual owner of the
           (joint account)           account or, if combined
                                     funds, any one of the
                                     individuals(1)

3.         Husband and wife (joint   The actual owner of the
           account)                  account or, if joint
                                     funds, either person(1)

4.         Custodian account of a    The minor(2)
           minor (Uniform Gift to
           Minors Act)

5.         Adult and minor (joint    The adult or, if the
           account)                  minor is the only
                                     contributor, the
                                     minor(1)

6.         Account in the name of    The ward, minor or
           guardian or committee     incompetent person(3)
           for a designated ward,
           minor or incompetent
           person

7.         a.  The usual revocable   The grantor-trustee(1)
               savings trust
               account (grantor is
               also trustee)

           b.  So-called trust       The actual owner(1)
           account that is not a
               legal or valid trust
               under state law

8.         Sole proprietorship       The owner(4)
           account

-------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:            GIVE THE EMPLOYER
                                     IDENTIFICATION NUMBER
                                     OF--
-------------------------------------------------------------
9.         A valid trust, estate or  The legal entity (do not
           pension trust             furnish the identifying
                                     number of the personal
                                     representative or
                                     trustee unless the legal
                                     entity itself is not
                                     designated in the
                                     account title)(5)

10.        Corporate account         The corporation

11. Partnership account held The partnership in the name of the business

12.        Association, club,        The organization
           religious, charitable,
           educational or other
           tax-exempt organization

13.        A broker or registered    The broker or nominee
           nominee

14.        Account with the          The public entity
           Department of
           Agriculture in the name
           of a public entity (such
           as a State or local
           government, school
           district or prison) that
           receives agricultural
           program payments

_____________________________________      _____________________________________

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5 (Application for Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7) of the Code.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the United States or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a) of the Code.

- An exempt charitable remainder trust, or a non-exempt trust described in
  Section 4947(a)(1) of the Code.

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

- Payments of tax-exempt interest (including exempt interest dividends under Section 852 of the Code).

- Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451 of the Code.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYOR A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045 and 6050A of the Code.

PRIVACY ACT NOTICE--Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payors who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers, whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure, unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Wilfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to include any portion of an includable payment for interest, dividends or patronage dividends in gross income, such failure will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure, unless there is clear and convincing evidence to the contrary.

FOR ADDITIONAL INFORMATION CONTACT YOUR OWN TAX ADVISOR OR THE INTERNAL REVENUE SERVICE